Exhibit 99.1

EA REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Confirms Fiscal 2010 Non-GAAP Guidance

Ahead of Schedule on Cost-Reduction Initiatives

The Sims 3 to Ship on June 2

REDWOOD CITY, CA – May 5, 2009 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2009.

Fiscal Fourth Quarter Results (comparisons are to the quarter ended March 31, 2008)

GAAP net revenue for the fourth quarter was $860 million, down $267 million as compared with $1.13 billion for the prior year. During the quarter, EA had a net benefit of $251 million related to the recognition of deferred net revenue for certain online-enabled packaged goods games and digital content.

Non-GAAP net revenue was $609 million, as compared with $919 million for the prior year. Sales were driven by Skate 2, Rock Band® 2, The Lord of the Rings®: Conquest, Left 4 Dead and Need for Speed™ Undercover.

GAAP net loss for the quarter was $42 million, as compared with a net loss of $94 million for the prior year. Diluted loss per share was $0.13 as compared with diluted loss per share of $0.30 for the prior year.

Non-GAAP net loss was $120 million as compared with non-GAAP net income of $30 million a year ago. Non-GAAP diluted loss per share was $0.37 as compared with non-GAAP diluted earnings per share of $0.09 for the prior year.

“EA’s strong cost actions in Q4 FY09 together with our investments in our digital service businesses will set us up for a stronger FY10,” said John Riccitiello, Chief Executive Officer. “EA is well positioned with the right strategies in a growing industry.”

“We remain vigilant on managing costs,” said Eric Brown, Chief Financial Officer. “We are confirming our FY10 non-GAAP guidance and expect to show strong profit growth in the year ahead.”

Full Year Results

GAAP net revenue for the fiscal year ended March 31, 2009 was $4.212 billion, up 15 percent as compared with $3.665 billion for the prior year. The Company ended the year with $261 million in deferred net revenue from packaged goods and digital content – down $126M from a year ago.

Non-GAAP net revenue was $4.086 billion, up 2 percent as compared with $4.020 billion for the prior year.

GAAP net loss for the year was $1.088 billion as compared with a net loss of $454 million for the prior year. Diluted loss per share was $3.40 as compared with a diluted loss per share of $1.45 for the prior year.

Fiscal 2009 GAAP results include a $368 million non-cash charge for goodwill impairment and a non-cash charge for tax valuation allowances consisting of $232 million related to deferred tax assets that existed as of the end of Fiscal 2008 plus an additional $134 million against deferred tax assets recorded during Fiscal 2009.

Non-GAAP net loss was $96 million as compared with net income of $339 million a year ago. Non-GAAP diluted loss per share was $0.30 as compared with diluted earnings per share of $1.06 for the prior year.

Trailing-twelve-month operating cash flow was $12 million as compared with $338 million a year ago. The Company ended the year with cash and short-term investments of $2.2 billion.

Fiscal 2009 Highlights

¡	EA had 31 titles that sold more than one million copies in the year – as compared with 27 titles in the prior year.
¡	FIFA 09, Madden NFL 09 and Need for Speed Undercover each sold over five million copies in the year.
¡

EA Partners posted its strongest year ever driven by Rock Band, Rock Band 2 and Left 4 Dead. Rock Band, in partnership with MTX/Harmonix, was EA’s highest revenue producing title during the fiscal year.

¡	EA strengthened its portfolio by launching new games – SPORE™, Warhammer® Online: Age of Reckoning®, Dead Space™, Mirror’s Edge™, Boom Blox™, Mercenaries™ 2 and a slate of Hasbro® games.
¡	SPORE sold over two million copies with users generating more than 100 million creatures.
¡

EA generated 14% of its total non-GAAP revenue on the Wii – as compared with 8% a year ago. EA to ship EA SPORTS Active in May and Harry Potter and the Half-Blood Prince™ in June. Also in June, Tiger Woods PGA TOUR® 10 and EA SPORTS Grand Slam® Tennis – both bundled with the Wii MotionPlus™ accessory (Tennis bundle available in Europe only).

¡	EA’s non-GAAP digital services revenue, which includes online and wireless, was $429 million in fiscal 2009, up 27% year-over-year.
¡	Pogo™ achieved an all-time high of 1.8M paying subscribers for the fiscal year.
¡	EA recently launched the open beta of EA SPORTS™ FIFA Online 2 in China – the Company’s first online game in China.
¡	EA Mobile™, the world’s leading publisher of games for wireless, delivered non-GAAP revenue of $189 million for fiscal 2009 – up 24 percent year-over-year.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of May 5, 2009. Results may be materially different and are affected by many factors, including: development delays on EA’s products; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Deferred Revenue Recognition for Online-Enabled Games

The Company also announced today that, beginning in fiscal 2010, it will defer revenue on a GAAP-only basis for every online-enabled game. Historically, the Company was deferring revenue for a subset of console and PC games. As a result, the Company expects to defer an additional $500 million of revenue out of fiscal 2010 into fiscal 2011 on a GAAP basis. This change will impact the Company’s previously provided GAAP guidance for fiscal 2010, but will have no impact on fiscal 2010 non-GAAP revenue, non-GAAP EPS or cash flows.

Fiscal Year Expectations – Ending March 31, 2010

The Company confirmed its fiscal year 2010 non-GAAP guidance and updated its fiscal 2010 GAAP guidance for the additional revenue deferral for online-enabled games.

¡	GAAP net revenue is expected to be between $3.7 and $3.85 billion.
¡	Non-GAAP net revenue is expected to be approximately $4.3 billion.
¡	GAAP diluted loss per share is expected to be between $0.85 and $1.45.
¡	Non-GAAP diluted earnings per share are expected to be approximately $1.00.
¡	For purposes of calculating fiscal year 2010 GAAP loss per share, the Company estimates a share count of 323 million and for non-GAAP EPS, the Company estimates a share count of 325 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	$450 to $600 million for the impact of the change in deferred net revenue (packaged goods and digital content),
—	$185 million of estimated stock-based compensation,
—	$55 million of amortization of intangible assets,
—	$25 to $35 million of restructuring charges, and
—	($82) to ($117) million in the difference between the Company’s GAAP and non-GAAP tax expenses.

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter and fiscal year ended March 31, 2009 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (888) 359-3632, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until May 12, 2009 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Loss on licensed intellectual property commitment
¡	Losses (gains) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation

Through the end of fiscal 2008, Electronic Arts made certain income tax adjustments to its non-GAAP financial measures to reflect the income tax effects of each of the items it excluded from its pre-tax non-GAAP financial measures, as well as certain discrete one-time income tax adjustments. This approach was consistent with how the Company evaluated operating performance, planned, forecasted and analyzed future periods, and assessed the performance of its management team.

In fiscal 2009, the Company began using a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its fiscal 2009 non-GAAP financial results.

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Certain Abandoned Acquisition-Related Costs. Electronic Arts incurred significant legal, banking and other consulting fees related to the Company’s proposed acquisition and related cash tender offer for all of the outstanding shares of Take-Two Interactive Software, Inc. On August 18, 2008, the Company allowed the tender offer to expire without purchasing any shares of Take-Two and, on September 14, 2008, the Company announced that it had terminated discussions with Take-Two. The costs incurred in connection with the abandoned proposal and tender offer were outside the ordinary course of business and will be excluded by the Company when assessing the performance of its management team. As such, the Company believes it is appropriate to exclude such expenses from its non-GAAP financial measures.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Beginning in fiscal 2008, Electronic Arts was no longer able to objectively determine the fair value of the online service included in certain of its packaged goods games and online content. As a result, the Company began recognizing the revenue from the sale of these games and content over the estimated online service period. Although Electronic Arts defers the recognition of a significant portion of its net revenue as a result of this change, there has been no adverse impact to its operating cash flow. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods.

Goodwill Impairment. Adverse economic conditions, including the decline in the Company’s market capitalization and expected financial performance, indicated that a potential impairment of goodwill existed during the three months ended December 31, 2008. As a result, the Company performed goodwill impairment tests for its reporting units in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” and determined that goodwill related to its mobile reporting unit was impaired.

As the Company excludes the GAAP impact of acquired intangible assets (such as goodwill) from its financial results when analyzing the operating performance of an acquisition in subsequent periods, Electronic Arts believes it is appropriate to exclude goodwill impairment charges from its non-GAAP financial measures.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related loss of $38 million. This significant non-recurring loss is excluded from our Non-GAAP financial measures in order to provide comparability between periods. Further, the Company will exclude this loss when evaluating its operating performance and the performance of its management team during this period and when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. Electronic Arts adopted SFAS 123(R), “Share-Based Payment” beginning in its fiscal year 2007. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2010 guidance information under the heading “Business Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles during fiscal year 2010; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); consumer demand for software for the PlayStation®2; the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008. These forward-looking statements speak only as of May 5, 2009. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2009.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA SPORTS Freestyle TM and POGOTM. In fiscal 2009, EA posted GAAP net revenue of $4.2 billion and had 31 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Tricia Gugler	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
tgugler@ea.com	jbrown@ea.com

EA, EA SPORTS, EA SPORTS Freestyle, EA Mobile, POGO, Need for Speed, Dead Space, Spore, Boom Blox and Mercenaries are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Mirror’s Edge is a trademark or registered trademark of EA Digital Illusions CE AB. Rock Band is a trademark of Harmonix Music Systems, Inc., a division of MTV Networks. “The Lord of the Rings” is a trademark of SZC under license to Electronic Arts Inc. Warhammer, Warhammer Online and Age of Reckoning are either ®, ™ and/or © Games Workshop Ltd 2000-2008.

HASBRO is a trademark of Hasbro and used with permission. Grand Slam is a registered Trademark jointly owned by Australian Open, US Open, French Open and Wimbledon. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. Harry Potter Publishing Rights © JKR. (s09) John Madden, NFL and FIFA, are trademarks or registered trademarks of their respective owners and used with permission. Xbox and Xbox 360 are trademarks of the Microsoft group of companies and are used under license from Microsoft. “PlayStation” and “PLAYSTATION” are registered trademarks of Sony Computer Entertainment Inc. Wii, Wii MotionPlus and Nintendo DS are trademarks of Nintendo. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008 (a)
Net revenue	$860	$1,127	$4,212	$3,665
Cost of goods sold	349	462	2,127	1,805

Gross profit	511	665	2,085	1,860

Operating expenses:
Marketing and sales	116	128	691	588
General and administrative	74	89	332	339
Research and development	332	316	1,359	1,145
Acquired in-process technology	-	138	3	138
Amortization of intangibles	12	13	58	34
Certain abandoned acquisition-related costs	-	-	21	-
Goodwill impairment	-	-	368	-
Restructuring charges	39	18	80	103

Total operating expenses	573	702	2,912	2,347

Operating loss	(62)	(37)	(827)	(487)

Gains (losses) on strategic investments	5	(106)	(62)	(118)
Interest and other income, net	(2)	7	34	98

Loss before provision for (benefit from) income taxes	(59)	(136)	(855)	(507)

Provision for (benefit from) income taxes	(17)	(42)	233	(53)

Net loss	$(42)	$(94)	$(1,088)	$(454)

Loss per share
Basic and diluted	$(0.13)	$(0.30)	$(3.40)	$(1.45)

Number of shares used in computation
Basic and diluted	322	317	320	314

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Net loss	$(42)	$(94)	$(1,088)	$(454)

Acquired in-process technology	-	138	3	138
Amortization of intangibles	12	13	58	34
Certain abandoned acquisition-related costs	-	-	21	-
Change in deferred net revenue (packaged goods and digital content)	(251)	(208)	(126)	355
COGS amortization of intangibles	3	6	14	26
Goodwill impairment	-	-	368	-
Loss on licensed intellectual property commitment (COGS)	38	-	38	-
Losses (gains) on strategic investments	(5)	106	62	118
Restructuring charges	39	18	80	103
Stock-based compensation	56	45	203	150
Income tax adjustments (b)	30	6	271	(131)

Non-GAAP net income (loss) (b)	$(120)	$30	$(96)	$339

Non-GAAP diluted earnings (loss) per share (b)	$(0.37)	$0.09	$(0.30)	$1.06

Number of diluted shares used in computation	322	323	320	321

(a)	Derived from audited consolidated financial statements.
(b)	On April 1, 2008, the Company began using a fixed, long-term projected tax rate of 28% internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company began applying the same 28% tax rate to its fiscal 2009 non-GAAP financial results. Had the three and twelve months ended March 31, 2008, been adjusted to reflect a comparable 28% non-GAAP tax rate, adjusted income tax adjustments would have been ($37) and ($170) as compared to $6 and ($131), adjusted non-GAAP net income (loss) would have been ($13) and $300 as compared to $30 and $339, and adjusted non-GAAP diluted earnings (loss) per share would have been ($0.04) and $0.94 as compared to $0.09 and $1.06, respectively.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2009	March 31, 2008 (a)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$2,155	$2,287
Marketable equity securities	365	729
Receivables, net of allowances of $217 and $238, respectively	116	306
Inventories	217	168
Deferred income taxes, net	51	145
Other current assets	216	290

Total current assets	3,120	3,925

Property and equipment, net	354	396
Goodwill	807	1,152
Other intangibles, net	221	265
Deferred income taxes, net	61	164
Other assets	115	157

TOTAL ASSETS	$4,678	$6,059

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$152	$182
Accrued and other current liabilities	723	730
Deferred net revenue (packaged goods and digital content)	261	387

Total current liabilities	1,136	1,299

Income tax obligations	268	319
Deferred income taxes, net	42	5
Other liabilities	98	97

Total liabilities	1,544	1,720

Common stock	3	3
Paid-in capital	2,142	1,864
Retained earnings	800	1,888
Accumulated other comprehensive income	189	584

Total stockholders’ equity	3,134	4,339

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,678	$6,059

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008 (a)
OPERATING ACTIVITIES

Net loss	$(42)	$(94)	$(1,088)	$(454)
Adjustments to reconcile net loss to net cash provided by operating activities:
Acquired in-process technology	-	138	3	138
Depreciation, amortization and accretion, net	46	50	198	164
Goodwill impairment	-	-	368	-
Net losses (gains) on investments and sale of property and equipment	(2)	103	65	111
Non-cash restructuring charges	7	14	25	56
Stock-based compensation	56	45	203	150
Change in assets and liabilities:
Receivables, net	697	531	221	(8)
Inventories	79	8	(49)	(100)
Other assets	22	48	52	(8)
Accounts payable	(128)	(129)	(26)	22
Accrued and other liabilities	(233)	(129)	(56)	72
Deferred income taxes, net	(36)	(92)	222	(160)
Deferred net revenue (packaged goods and digital content)	(251)	(208)	(126)	355

Net cash provided by operating activities	215	285	12	338

INVESTING ACTIVITIES

Capital expenditures	(25)	(22)	(115)	(84)
Purchase of marketable equity securities and other investments	-	-	-	(275)
Proceeds from maturities and sales of short-term investments	281	328	891	2,306
Purchase of short-term investments	(236)	(349)	(695)	(1,739)
Loan advance	-	-	-	(30)
Acquisition of subsidiaries, net of cash acquired	-	(607)	(58)	(607)

Net cash provided by (used in) investing activities	20	(650)	23	(429)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	14	32	89	192
Excess tax benefit from stock-based compensation	-	6	2	51

Net cash provided by financing activities	14	38	91	243

Effect of foreign exchange on cash and cash equivalents	(7)	2	(58)	30

Increase (decrease) in cash and cash equivalents	242	(325)	68	182
Beginning cash and cash equivalents	1,379	1,878	1,553	1,371

Ending cash and cash equivalents	1,621	1,553	1,621	1,553
Short-term investments	534	734	534	734

Ending cash, cash equivalents and short-term investments	$2,155	$2,287	$2,155	$2,287

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$1,127	$804	$894	$1,654	$860	(24%)
Change in deferred net revenue (packaged goods and digital content)	(208)	(195)	232	88	(251)

Non-GAAP net revenue	$919	$609	$1,126	$1,742	$609	(34%)

Gross Profit
GAAP gross profit	$665	$508	$337	$729	$511	(23%)
Change in deferred net revenue (packaged goods and digital content)	(208)	(195)	232	88	(251)
COGS amortization of intangibles	6	3	4	4	3
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Stock-based compensation	-	1	-	-	1

Non-GAAP gross profit	$463	$317	$573	$821	$302	(35%)

GAAP gross profit % (as a % of GAAP net revenue)	59%	63%	38%	44%	59%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	50%	52%	51%	47%	50%

Operating Income (Loss)
GAAP operating loss	$(37)	$(97)	$(364)	$(304)	$(62)	(68%)
Acquired in-process technology	138	2	-	1	-
Amortization of intangibles	13	15	16	15	12
Certain abandoned acquisition-related costs	-	-	21	-	-
Change in deferred net revenue (packaged goods and digital content)	(208)	(195)	232	88	(251)
COGS amortization of intangibles	6	3	4	4	3
Goodwill impairment	-	-	-	368	-
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Restructuring charges	18	20	3	18	39
Stock-based compensation	45	50	53	44	56

Non-GAAP operating income (loss)	$(25)	$(202)	$(35)	$234	$(165)	(560%)

GAAP operating loss % (as a % of GAAP net revenue)	(3%)	(12%)	(41%)	(18%)	(7%)
Non-GAAP operating income (loss) profit % (as a % of non-GAAP net revenue)	(3%)	(33%)	(3%)	13%	(27%)

Net Income (Loss)
GAAP net loss	$(94)	$(95)	$(310)	$(641)	$(42)	55%
Acquired in-process technology	138	2	-	1	-
Amortization of intangibles	13	15	16	15	12
Certain abandoned acquisition-related costs	-	-	21	-	-
Change in deferred net revenue (packaged goods and digital content)	(208)	(195)	232	88	(251)
COGS amortization of intangibles	6	3	4	4	3
Goodwill impairment	-	-	-	368	-
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Losses (gains) on strategic investments	106	6	34	27	(5)
Restructuring charges	18	20	3	18	39
Stock-based compensation	45	50	53	44	56
Income tax adjustments (a)	6	59	(73)	255	30

Non-GAAP net income (loss) (a)	$30	$(135)	$(20)	$179	$(120)	(500%)

GAAP net loss % (as a % of GAAP net revenue)	(8%)	(12%)	(35%)	(39%)	(5%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	3%	(22%)	(2%)	10%	(20%)	.

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(0.30)	$(0.30)	$(0.97)	$(2.00)	$(0.13)	57%
Non-GAAP diluted earnings (loss) per share (a)	$0.09	$(0.42)	$(0.06)	$0.56	$(0.37)	(511%)

Number of shares used in computation
Basic	317	318	319	321	322
Diluted	323	318	319	322	322

(a)

On April 1, 2008, the Company began using a fixed, long-term projected tax rate of 28% internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company began applying the same 28% tax rate to its fiscal 2009 non-GAAP financial results. Had Q4 in FY08 been adjusted to reflect a comparable 28% non-GAAP tax rate, adjusted income tax adjustments would have been ($37) as compared to $6, adjusted non-GAAP net income (Ioss) would have been ($13) as compared to $30, and adjusted non-GAAP diluted earnings (loss) per share would have been ($0.04) as compared to $0.09, respectively.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	YOY % Change
TRAILING TWELVE MONTH RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$3,665	$4,074	$4,328	$4,479	$4,212	15%
Change in deferred net revenue (packaged goods and digital content)	355	124	60	(83)	(126)

Non-GAAP net revenue (a)	$4,020	$4,198	$4,388	$4,396	$4,086	2%

Gross Profit
GAAP gross profit	$1,860	$2,139	$2,231	$2,239	$2,085	12%
Change in deferred net revenue (packaged goods and digital content)	355	124	60	(83)	(126)
COGS amortization of intangibles	26	22	19	17	14
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Stock-based compensation	2	3	2	1	2

Non-GAAP gross profit	$2,243	$2,288	$2,312	$2,174	$2,013	(10%)

GAAP gross profit % (as a % of GAAP net revenue)	51%	53%	52%	50%	50%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	56%	55%	53%	49%	49%

Operating Income (Loss)
GAAP operating loss	$(487)	$(401)	$(491)	$(802)	$(827)	(70%)
Acquired in-process technology	138	140	140	141	3
Amortization of intangibles	34	42	51	59	58
Certain abandoned acquisition-related costs	-	-	21	21	21
Change in deferred net revenue (packaged goods and digital content)	355	124	60	(83)	(126)
COGS amortization of intangibles	26	22	19	17	14
Goodwill impairment	-	-	-	368	368
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Restructuring charges	103	121	119	59	80
Stock-based compensation	150	171	186	192	203

Non-GAAP operating income (loss)	$319	$219	$105	$(28)	$(168)	(153%)

GAAP operating loss % (as a % of GAAP net revenue)	(13%)	(10%)	(11%)	(18%)	(20%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	8%	5%	2%	(1%)	(4%)

Net Income (Loss)
GAAP net loss	$(454)	$(417)	$(532)	$(1,140)	$(1,088)	(140%)
Acquired in-process technology	138	140	140	141	3
Amortization of intangibles	34	42	51	59	58
Certain abandoned acquisition-related costs	-	-	21	21	21
Change in deferred net revenue (packaged goods and digital content)	355	124	60	(83)	(126)
COGS amortization of intangibles	26	22	19	17	14
Goodwill impairment	-	-	-	368	368
Loss on licensed intellectual property commitment (COGS)	-	-	-	-	38
Losses on strategic investments, net	118	124	158	173	62
Restructuring charges	103	121	119	59	80
Stock-based compensation	150	171	186	192	203
Income tax adjustments (a)	(131)	(55)	(57)	247	271

Non-GAAP net income (loss) (a)	$339	$272	$165	$54	$(96)	(128%)

GAAP net loss % (as a % of GAAP net revenue)	(12%)	(10%)	(12%)	(25%)	(26%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	8%	6%	4%	1%	(2%)

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(1.45)	$(1.32)	$(1.67)	$(3.57)	$(3.40)	(134%)
Non-GAAP diluted earnings (loss) per share (a)	$1.06	$0.84	$0.51	$0.17	$(0.30)	(128%)

(a)

On April 1, 2008, the Company began using a fixed, long-term projected tax rate of 28% internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company began applying the same 28% tax rate to its fiscal 2009 non-GAAP financial results. Had TTM Q4 in FY08 and TTM Q1, Q2, and Q3 in FY09 been adjusted to reflect a comparable 28% non-GAAP tax rate, adjusted TTM income tax adjustments would have been ($170), ($108), ($103), and $204 as compared to ($131), ($55), ($57), and $247, adjusted TTM non-GAAP net income would have been $300, $219, $119, and $11 as compared to $339, $272, $165, and $54, and adjusted TTM non-GAAP diluted earnings per share would have been $0.94, $0.68, $0.37, and $0.04 as compared to $1.06, $0.84, $0.51, and $0.17, respectively.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP
GEOGRAPHY NET REVENUE
North America	649	429	555	957	471	(27%)
Europe	421	329	301	623	336	(20%)
Asia	57	46	38	74	53	(7%)

Total GAAP Net Revenue	1,127	804	894	1,654	860	(24%)

North America	(105)	(89)	191	(47)	(105)
Europe	(103)	(95)	37	123	(133)
Asia	-	(11)	4	12	(13)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(208)	(195)	232	88	(251)

North America	544	340	746	910	366	(33%)
Europe	318	234	338	746	203	(36%)
Asia	57	35	42	86	40	(30%)

Total Non-GAAP Net Revenue	919	609	1,126	1,742	609	(34%)

North America	58%	53%	62%	58%	55%
Europe	37%	41%	34%	38%	39%
Asia	5%	6%	4%	4%	6%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	59%	56%	66%	52%	60%
Europe	35%	38%	30%	43%	33%
Asia	6%	6%	4%	5%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Publisher Net Revenue
EA Publishing	832	613	675	1,203	733	(12%)
Co-publishing and Distribution	295	191	219	451	127	(57%)

Total GAAP Net Revenue	1,127	804	894	1,654	860	(24%)

EA Publishing	(184)	(174)	225	91	(247)
Co-publishing and Distribution	(24)	(21)	7	(3)	(4)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(208)	(195)	232	88	(251)

EA Publishing	648	439	900	1,294	486	(25%)
Co-publishing and Distribution	271	170	226	448	123	(55%)

Total Non-GAAP Net Revenue	919	609	1,126	1,742	609	(34%)

EA Publishing	74%	76%	76%	73%	85%
Co-publishing and Distribution	26%	24%	24%	27%	15%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

EA Publishing	71%	72%	80%	74%	80%
Co-publishing and Distribution	29%	28%	20%	26%	20%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Packaged Goods	1,002	690	770	1,480	705	(30%)
Digital Services	93	90	104	126	112	20%
Other	32	24	20	48	43	34%

Total GAAP Net Revenue	1,127	804	894	1,654	860	(24%)

Packaged Goods	(211)	(195)	224	97	(248)
Digital Services	2	-	8	(9)	(2)
Other	1	-	-	-	(1)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(208)	(195)	232	88	(251)

Packaged Goods	791	495	994	1,577	457	(42%)
Digital Services	95	90	112	117	110	16%
Other	33	24	20	48	42	27%

Total Non-GAAP Net Revenue	919	609	1,126	1,742	609	(34%)

Packaged Goods	89%	86%	86%	89%	82%
Digital Services	8%	11%	12%	8%	13%
Other	3%	3%	2%	3%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Packaged Goods	86%	81%	88%	90%	75%
Digital Services	10%	15%	10%	7%	18%
Other	4%	4%	2%	3%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Platform Net Revenue
PLAYSTATION 3	208	162	120	297	197	(5%)
Xbox 360	237	134	291	448	132	(44%)
Wii	79	109	94	254	126	59%
PlayStation 2	229	96	77	179	53	(77%)
Xbox	-	-	1	-	-	-

Total Consoles	753	501	583	1,178	508	(33%)
Wireless	41	44	47	49	49	20%
PSP	72	58	36	36	44	(39%)
Nintendo DS	38	21	44	118	38	-

Total Mobile	151	123	127	203	131	(13%)
PC	190	152	165	215	180	(5%)
Licensing and Other	33	28	19	58	41	24%

Total GAAP Net Revenue	1,127	804	894	1,654	860	(24%)

PLAYSTATION 3	(19)	(78)	68	58	(113)
Xbox 360	-	-	-	-	3
Wii	(14)	(19)	27	27	(32)
PlayStation 2	(113)	(39)	23	(11)	(20)
Wireless	1	-	-	1	(1)
PSP	(22)	(31)	(3)	34	(23)
PC	(41)	(28)	117	(21)	(65)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(208)	(195)	232	88	(251)

Xbox 360	237	134	291	448	135	(43%)
Wii	65	90	121	281	94	45%
PLAYSTATION 3	189	84	188	355	84	(56%)
PlayStation 2	116	57	100	168	33	(72%)
Xbox	-	-	1	-	-	-

Total Consoles	607	365	701	1,252	346	(43%)
Wireless	42	44	47	50	48	14%
Nintendo DS	38	21	44	118	38	-
PSP	50	27	33	70	21	(58%)

Total Mobile	130	92	124	238	107	(18%)
PC	149	124	281	194	115	(23%)
Licensing and Other	33	28	20	58	41	24%

Total Non-GAAP Net Revenue	919	609	1,126	1,742	609	(34%)

PLAYSTATION 3	19%	20%	13%	18%	23%
Xbox 360	21%	17%	33%	27%	15%
Wii	7%	13%	10%	15%	15%
PlayStation 2	20%	12%	9%	11%	6%

Total Consoles	67%	62%	65%	71%	59%
Wireless	4%	5%	5%	3%	6%
PSP	6%	7%	4%	2%	5%
Nintendo DS	3%	3%	5%	7%	4%

Total Mobile	13%	15%	14%	12%	15%
PC	17%	19%	18%	13%	21%
Licensing and Other	3%	4%	3%	4%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	26%	22%	26%	26%	22%
Wii	7%	15%	11%	16%	16%
PLAYSTATION 3	20%	14%	16%	20%	14%
PlayStation 2	13%	9%	9%	10%	5%

Total Consoles	66%	60%	62%	72%	57%
Wireless	5%	7%	4%	3%	8%
Nintendo DS	4%	4%	4%	7%	6%
PSP	5%	4%	3%	4%	3%

Total Mobile	14%	15%	11%	14%	17%
PC	16%	20%	25%	11%	19%
Licensing and Other	4%	5%	2%	3%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	YOY % Change

CASH FLOW DATA

Operating cash flow	285	(291)	(124)	212	215	(25%)
Operating cash flow - TTM	338	239	219	82	12	(96%)

Capital expenditures	22	31	32	27	25	14%
Capital expenditures - TTM	84	101	110	112	115	37%

BALANCE SHEET DATA

Cash, cash equivalents and short-term investments	2,287	1,947	1,825	1,959	2,155	(6%)
Marketable equity securities	729	732	640	302	365	(50%)
Receivables, net	306	269	547	794	116	(62%)
Inventories	168	223	328	295	217	29%
Deferred net revenue (packaged goods and digital content)
End of the quarter	387	192	424	512	261
Less: Beginning of the quarter	595	387	192	424	512

Change in deferred net revenue (packaged goods and digital content)	(208)	(195)	232	88	(251)

STOCK-BASED COMPENSATION

Cost of goods sold	-	1	-	-	1
Marketing and sales	5	5	5	5	5
General and administrative	9	10	13	11	13
Research and development	31	34	35	28	37

Total Stock-Based Compensation	45	50	53	44	56

EMPLOYEES	9,037	9,391	9,671	9,760	9,106	1%

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Wireless)

Xbox 360	4	4	8	8	6	50%
Wii	-	1	4	12	4	-
PLAYSTATION 3	4	3	8	7	5	25%
PlayStation 2	-	2	4	7	1	-
Xbox	-	-	1	-	-	-

Total Consoles	8	10	25	34	16	100%
Nintendo DS	1	-	6	9	7	600%
PSP	1	1	3	3	1	-

Total Mobile	2	1	9	12	8	300%
PC	5	8	5	13	6	20%

Total SKUs	15	19	39	59	30	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet

PRODUCT RELEASES

Q4 FY09

	Xbox 360	Wii	PS3	PS2	Wire- less	NDS	PSP	PC

3 on 3 NHL® Arcade (Online only)	X		X
American Idol					X
Battlefield HeroesTM (Online only)								X
BattleforgeTM								X
BATTLESHIP & CONNECT 4					X
Chronos Wing - Dragon Blood					X
Command & ConquerTM Red AlertTM 3			X
Command & ConquerTM Red AlertTM 3: Uprising								X
CRANIUM					X
DOWNTOWN TEXAS HOLD’EM					X
EA SPORTSTM Football Academy						X
HASBRO FAMILY GAME NIGHT	X
Hell’s Kitchen					X
Henry Hatsworth in the Puzzling AdventureTM						X
LITTLEST PET SHOPTM Spring						X
Mirror’s EdgeTM								X
MVP Pro Baseball 2009					X
MySimsTM Party		X				X
MYSTERY MANIA					X
NASCAR® Kart Racing		X
NBA STREET (Online only)								X
NCAA® Basketball 09 (Online only)	X
SCRABBLE						X	X
SimAnimalsTM		X				X
SKATE 2	X		X
Sugar Action Tycoon					X
The Lord of the Rings: ConquestTM	X		X			X		X
TRIVIAL PURSUIT	X	X	X	X
Wolfenstein RPGTM					X